                                                                   EXHIBIT 10(O)


                        EXCESS LIABILITY INSURANCE PLAN

                              SUMMARY DESCRIPTION



     The Walt Disney Company provides certain key employees with personal liability insurance coverage up to five million dollars.  Benefits supplement each such employee's personal homeowner's and automobile liability insurance coverage.

     Attached hereto is a representative sample of the insurance policy provided to a participant under the Excess Liability Insurance Plan.

                                                                   EXHIBIT 10(o)

CNA
FOR ALL THE COMMITMENTS YOU MAKE             EXCESS LIABILITY POLICY DECLARATION

Policy Issued by               COLUMBIA CASUALTY COMPANY                  Symbol                               Policy Number
                               CNA Insurance Companies                    GPE
                               CNA Plaza                                                                       157335834
                               Chicago, IL  60685
------------------------------------------------------------------------------------------------------------------------------------
Producer's Name and            Seabury & Smith                            Producer Code
Address                        700 North Brand Boulevard, #1100           975-945824
                               Glendale, CA  91203-1238
------------------------------------------------------------------------------------------------------------------------------------
Named Insured                  The Chairman & Chief Executive Officer, President and Chief Operation Officer, Senior Vice Presidents
                               and above of Business Unit (a) reporting directly to the Chairman and President (b) All other
                               Executives of The Walt Disney Company and as per Endt. No. 1 (a-b)
------------------------------------------------------------------------------------------------------------------------------------
Sponsoring Organization and    The Walt Disney Company
 Address                       500 South Buena Vista Street
                               Burbank, California  91521
------------------------------------------------------------------------------------------------------------------------------------
Policy Period                  From May 01, 1997 through May 01, 1999
                               12:01 a.m. Standard Time at the Address of the Sponsoring Organization as stated herein.
------------------------------------------------------------------------------------------------------------------------------------

Limit of Liability             $ See Endt. No. 2                                             Each Occurrence
------------------------------------------------------------------------------------------------------------------------------------
Retained Limits                $500.00                                                       Each Occurrence
------------------------------------------------------------------------------------------------------------------------------------
 The Named Insured Agrees to Maintain during the term of the policy at least the following underlying coverages and minimum required underlying limits for the Automobile Liability (Cars or Recreational Vehicles) and Comprehensive Personal Liability. If exposure exists, the Named Insured further agrees to maintain at least the following underlying coverages and minimum Required Underlying
 Limits for Watercraft and Employers Liability.
------------------------------------------------------------------------------------------------------------------------------------

                                      EXPOSURES                      COVERAGES                        MINIMUM REQUIRED U/L LIMIT
                              ------------------------------------------------------------------------------------------------------
                               Automobile (Cars and               Bodily Injury              $250,000 Per Person, $500,000 Per
                               Recreational Vehicles             Property Damage             Occurrence $50,000 Per Occurrence
                               except snowmobiles)
                              -----------------------------------------------------------------------------------------------------
                                                                    -or-                     $300,000 Per Occurrence
                                                              Combined Single Limit          ($325,000 in Texas)
                              ------------------------------------------------------------------------------------------------------
                               Homeowners                     Combined Single Limit          $100,000 Per Occurrence
                               Personal Liability            (Required for all property
                                                                 owned or rented)
                              ------------------------------------------------------------------------------------------------------
Schedule of Required           Watercraft Liability      Bodily Injury/Property Damage       $100,000 Per Occurrence
 Underlying Limits                                          or Combined Single Limit
                              ------------------------------------------------------------------------------------------------------
                               Employers Liability            Combined Single Limit          $100,000 Per Occurrence
                              ------------------------------------------------------------------------------------------------------
                               Snowmobile Liability               Bodily Injury              $100,000 Per Person, $300,000 Per
                                                                 Property Damage             Occurrence $25,000 Per Occurrence
                                                           -------------------------------------------------------------------------
                                                                      -or-                   $300,000 Per Occurrence
                                                              Combined Single Limit
                              ------------------------------------------------------------------------------------------------------
                               UM/UIM (only                       Bodily Injury              $250,000 Per Person, $500,000 Per
                               when coverage is                  Property Damage             Occurrence $50,000 Per Occurrence
                               provided under this
                               policy)                     -------------------------------------------------------------------------
                                                                      -or-                   $300,000 Per Occurrence
                                                              Combined Single Limit          ($325,000 in Texas)
------------------------------------------------------------------------------------------------------------------------------------
Premium                        $62,105.00     Advance Premium payable at inception
------------------------------------------------------------------------------------------------------------------------------------
Endorsements                   Forming a part of this policy at inception.  Endorsement No. 1-(a-b)5
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Dated at New York, NY this 15 day of May, 1997

                                     Countersigned by:
                                                       _________________________
                                                         Chairman of the Board

                                                                   EXHIBIT 10(o)


                            EXCESS LIABILITY POLICY

--------------------------------------------------------------------------------
INTRODUCTION
--------------------------------------------------------------------------------

Various provisions in this policy restrict coverage. Read the entire policy carefully to determine rights, duties and what is and is not covered.

Throughout this policy the words "you" and "your" refer to the "Named Insured" shown in the declarations. "Named Insured" means the person shown as the Named Insured in the Policy Declarations and that person's spouse, if he or she lives in the same household.

Wherever used in this policy, "we," "us" and "our" refer to the company providing this insurance.

--------------------------------------------------------------------------------
INSURING AGREEMENT
--------------------------------------------------------------------------------

If the Sponsoring Organization pays the premium, and you and the Sponsoring Organization comply with policy terms, we agree with you as follows:

We will pay all sums, more fully defined by the term Net Loss, that the Insured becomes legally obligated to pay for Personal Injury or Property Damage in excess of the Required Underlying Limit or in excess of the Retained Limit, if applicable.

This insurance applies to Personal Injury and Property Damage only if:
1. The Personal Injury or Property Damage is caused by an Occurrence that takes place in the Policy Territory; and

2.  The Personal Injury or Property Damage occurs during the policy period.

--------------------------------------------------------------------------------
WHAT WE DO NOT COVER
--------------------------------------------------------------------------------

We do not provide coverage for:

1. Personal Injury or Property Damage caused intentionally by any person. This does not apply to:

     (a) any act by an Insured while trying to prevent or eliminate danger in the use of Cars or watercraft; or
     (b) while trying to protect persons or property;

2. Personal Injury or Property Damage arising out of the ownership, maintenance or use of any aircraft or hovercraft. This does not apply to:

     (a)  model airplanes of the hobby type which do not carry people or cargo.
     (b)  an aircraft chartered with crew by an Insured.

3. Personal Injury or Property Damage arising out of any watercraft you own, rent or use, or is in your care custody or control if it is:

     (a) powered by an inboard or inboard/outboard motor of more than 50 horsepower;
     (b) a sailing vessel (with or without auxiliary power) 26 feet or more in overall length;
     (c) powered by any outboard motor(s), singly or in combination, of more than 25 total horsepower.

This restriction does not apply to such watercraft if they are covered by required underlying liability Insurance. We will not pay for or defend any claims that are, or should be, covered under any kind of maritime statutes.

4. Personal Injury or Property Damage arising out of the use of any Car or watercraft in any prearranged or organized race, speed contest, other competition or practice. However, this exclusion does not apply to sailboats.

                                                                   EXHIBIT 10(o)


5. Personal Injury or Property damage resulting from any act or failure to act by any Insured as a director or officer of any organization. This does not apply to:

     (a) positions in a non-profit organization for which the Insured does not receive pay.
     (b) coverage up to $1,000,000 aggregate limit of liability to the Sponsoring Organization, and it's Insureds against loss arising from any claim which is made against the Insureds and reported to the Insurer during the policy term by reason of any Wrongful Act, relative to the administration of this excess policy.

Condition: The Insured agrees to provide the insurer with copies of any written communication sent to members of the Defined Group (as shown on the policy declarations) regarding this excess liability coverage PRIOR to distribution. The Insurer retains the right to review, modify, or amend the communication as deemed appropriate. Failure to conform to this condition shall void any coverage extended.

6. Personal Injury or Property Damage for providing or failing to provide professional services by:

     (a)  the Insured or;
     (b) any person for whom the Insured is legally responsible.

7. Personal injury or Property Damage resulting from your Business Activity or business property. This exclusion does not apply to:

     (a) housing property you rent out or are holding for rental for use as a place to live. But such property; must be covered by required underlying limits. By "housing property", we mean 1,2,3, or 4 family houses, and any smaller detached structures on the property such as a garage or storage shed, the grounds, and private roads on the property. Housing property also includes that part of any other dwelling that you are occupying as your residence. Those parts of any housing property that you are renting out or holding for rental as a place to live are not considered business property unless more than three roomers or boarders per family are living there. Parts of housing property that you rent out or hold for rental for use as private garages are not considered business property.
     (b) activities which are described in an endorsement attached to this policy;
     (c) the use of any Private Passenger Car provided it is not used to carry persons or property for a fee. This exclusion does not apply to a share-the-expense ride.
     (d)  volunteer work for charity.
     (e) incidental business activities which generate less than $5,000 in gross annual revenues.

8. Personal Injury or Property Damage covered by a nuclear energy liability policy or that would have been covered by any such policy if its limit had not been exceeded.

9. Personal Injury arising out of the transmission of, or threat of transmission of, a communicable sickness or disease by an Insured.

10. Any obligation for which an Insured may be held liable under any workers compensation, non-occupational disability, unemployment compensation, or similar law.

11.  Property Damage to:

     (a)  property owned by an Insured.
     (b) any other property which is rented to, used by, occupied by, or in the care, custody, or control of an Insured. However, this only applies to the extent that the Insured has agreed in writing to provide insurance for this property.

12.  The owner or lessee of a Car or watercraft loaned to or hired by you.

13. Sums which an Insured is entitled to recover from the owner or operator of an "Uninsured Motor Vehicle."

                                                                   EXHIBIT 10(o)

--------------------------------------------------------------------------------
DEFENSE OF SUITS NOT COVERED BY OTHER INSURANCE
--------------------------------------------------------------------------------

DEFENSE

     We will defend any suit for damages which is not covered by the types of polices described in the Schedule of Underlying Limits of the Declarations or any other available insurance. This applies only if the basis of the suit is covered by this policy. We will settle or defend any claim or suit as we feel appropriate with counsel approved by us. Our duty to settle or defend ends when our limit of liability has been exhausted.

     The Insured must reimburse us for any amount within the Retained Limit.

     If the law does not permit us to comply with this agreement, we will pay any expense that is incurred with our consent.

SUPPLEMENTARY PAYMENTS

     In addition to our limit of liability, we will pay on behalf of an Insured:
     1. The cost of bail bonds required because of an occurrence. This includes related traffic law violations, resulting in Bodily Injury or Property Damage covered under this policy.
     2.   All costs taxed against an Insured.
     3. Premiums on appeal bonds and bonds to release attachments in any suit we defend.
     4. Interest accruing after a judgment is entered in any suit we defend. Our duty to pay interest ends when we offer to pay that part of the judgment which does not exceed our limit of liability for this coverage.
     5. Other reasonable expenses incurred at our request. This does include loss of earnings up to $100 per day or a maximum of $5,000.
     The amounts we pay for defense, and the other supplementary payments described above, will not reduce the limits of insurance.

--------------------------------------------------------------------------------
LIMITS OF LIABILITY
--------------------------------------------------------------------------------

The limit of liability shown in the Declarations is the amount you have selected and is the maximum amount that we will pay for all damages for Personal Injury and Property Damage from any one Occurrence. This amount is the most we will pay and will not be added to in any way, multiplied by any factor, or otherwise increased for any reason, regardless of the number of:

 .  Insureds suits brought claims made

 . premiums charged or premiums shown, either separately or collectively, in the Declarations, or in any other document attached to or made part of your policy.

 .  Cars or watercraft owned or involved in the Occurrence.

We will be liable only for the Net Loss resulting from any one Occurrence:

     1.   in excess of your Required Underlying Limit or
     2.   if applicable, in excess of your Retained Limit or
     3. in excess of valid and collectible insurance, or the Retained Limit, whichever is greater, if the Occurrence arises from the use of a Car or motorcycle which is hired by you or loaned to you for a period of thirty (30) days or less. Any Car or motorcycle hired by you or loaned to you for a period of more than thirty (30) days shall be subject to the Required Underlying Limit for Automobile Liability on the Policy Declarations.
     4. in excess of valid and collectible insurance or the Retained Limit, whichever is greater, if the Occurrence arises from the use of a watercraft which is hired by you or loaned to you for a period of thirty (30) days or less. Any watercraft hired by you or loaned to you for a period of more than thirty (30) days shall be subject to the Required Underlying Limit for watercraft liability on the Policy Declarations.

                                                                   EXHIBIT 10(o)

--------------------------------------------------------------------------------
GENERAL CONDITIONS
--------------------------------------------------------------------------------

DUTIES AFTER AN OCCURRENCE

     As soon after an injury or Occurrence takes place that is likely to involve coverage under this policy, we must be notified promptly. You or the Sponsoring Organization should tell us how, when and where the Occurrence happened. You or the Sponsoring Organization should also include the names and address of any injured persons and of any witnesses.

     A person seeking any coverage must:

     1. cooperate with the underlying insurers, as required by their policies, and with us in the investigation, settlement or defense of any claim or suit.
     2. promptly tell us if a claim is made or a suit is brought. That person must also send to us or the underlying insurer copies of any notices of legal papers received concerning the Occurrence.
     3.   attend hearings and trials.
     4.   cooperate in securing and giving evidence.
     5.   cooperate in having witnesses attend.
     6. At our request, enforce any right of contribution or indemnity against any person or organization who may be liable to the Insured, because of a loss covered under this policy.

APPEALS

     If the Insured or any underlying insurer elects not to appeal a judgment which exceeds the underlying or Retained Limit, we may elect to do so. We shall be responsible for all costs, taxes, expenses and interests on judgments incidental to the appeal.

WHEN LOSS PAYABLE

     The Insured may make claim for payment after the Net Loss has been determined in excess of:

     1.  the Required Underlying Limit or

     2.  the Retained Limit, if applicable.
     This will be determined after a trial or by written agreement of the Insured, the claimant and us.

LEGAL ACTION AGAINST US

     No legal action shall be brought against us:

     1. unless the Insured has fully complied with all the terms of this policy; and
     2. until the amount of the Insured's Ultimate Net Loss in excess of the Retained Limit has been finally settled.
     This amount may be determined either by judgment against the Insured, or by written agreement signed by the Insured, the claimant and us.

Anyone who has secured such a judgment or written agreement may then recover under this policy to the extent of the insurance it provides. No one has any right under this policy to join us as a party to any action against the Insured to determine the Insured's liability; nor shall an Insured or his legal representative sue us.

If any Insured becomes bankrupt or insolvent during the policy period, we shall not be relieved of our obligations. However, the policy, unless cancelled, shall cover the Insured's legal representative for the remainder of the term.

OTHER INSURANCE

Our coverage is excess over any other collectible insurance. This means all insurance which covers you or any Insured, whether it is shown in the Schedule or not. Only when all such insurance has been exhausted will this policy apply. The only insurance over which this policy may not be excess is insurance purchased to apply in excess of the sum of the Retained Limit and the limit of liability of this policy.

                                                                   EXHIBIT 10(o)

OUR RIGHT TO RECOVER PAYMENT

     1. If we make a payment under this policy, we will share recovery rights with the Insured and any underlying insurer. If the person to or for whom payment was made has a right to recover damages from another we shall be subrogated to that right. That person shall:
          (a) do whatever is necessary to enable us to exercise our rights and
          (b) do nothing after the loss to prejudice them.
     2. If we make a payment under this policy and the person to or for whom payment is made recovers damages from another, that person shall hold in trust for us the proceeds of the recovery. That person shall reimburse us to the extent of our payment.
     3.   Recoveries shall be applied:
          (a) first to reimburse any party (including the Insured) that may have been paid any amount in excess of our limit of liability;
          (b) then to reimburse us up to the amount paid;
          (c) last, to reimburse any interests (including the Insured) that may have been paid any amount either under underlying policies or otherwise.

     A different sharing may be made by a written agreement signed by all interested parties. Any expenses incurred in making recoveries shall be shared by interested parties in the ratio of their respective losses.

CHANGES

This policy contains all the agreements between you and us. Its terms may not be changed or waived except by endorsement issued by us. If a change requires a premium adjustment, we will adjust the premium as of the effective date of change.

TRANSFER OF YOUR INTEREST IN THIS POLICY

     Your rights and duties under this policy except as provided for the Sponsoring Organization in this policy may not be assigned without our written consent. However, if a Named Insured shown in the Policy Declarations dies, coverage will be provided until the annual anniversary date of the policy for:

     1. the surviving spouse if resident in the same household at the time of death; or
     2. any member of your household who is covered under this policy at the time of your death, but only while a resident of the premises insured by this policy;
     3. the liability of your property and premises, your legal representative; or until a legal representative is appointed and qualified, the person who has proper temporary custody of your property and premises.

IF YOU GO BANKRUPT

     Bankruptcy or insolvency of any Insured does not relieve us of any of our obligations under this policy.

LIBERALIZATION

     We may extend or broaden the insurance provided under this policy, without premium charge, by amendment or substitution of form. If we do this during the period that this policy is in force or within 45 days prior to its effective date, then the extended or broadened insurance shall apply to your policy.

CONFORMITY WITH STATE STATUTES

     If any provision of this policy is in conflict with the laws of the state in which you reside, this policy is amended to conform to the requirements of the laws.

KEEPING REQUIRED UNDERLYING INSURANCE IN FORCE

If you fail to keep Required Underlying policies in force for the full amount of the Required Underlying Limits, we will not provide coverage unless and until the amount of all claims resulting from a single Occurrence exceed the Required Underlying Limits. If any underlying policy has an aggregate limit which is not reinstated after a loss, you must try, within reason, to have coverage reinstated promptly.

                                                                   EXHIBIT 10(o)


FALSE INFORMATION

     We may refuse to make payments under this policy if you or someone on your behalf has given us false information:

     1.  in the application, or
     2.  in any other notice regarding underlying insurance.

PREMIUM

     The Sponsoring Organization is responsible for the payment of all premiums to us. All return premiums, if any, will be sent to the Sponsoring Organization.

NOTICE OF CANCELLATION OR COVERAGE TERMINATION:

     Cancellation:

     1. The Sponsoring Organization may cancel the coverage afforded by this policy at any time. To do so, the Sponsoring Organization must notify us in advance of the date cancellation is to take place and return this policy to us.
     2. We may cancel this policy at any time by giving the Sponsoring Organization at the address shown on the Policy Declarations written notice:
          (a)  at least 15 days in advance of the date cancellation is to take effect, if cancellation is for non-payment of premium, or
          (b)  at least 60 days in advance of the date cancellation is to take effect for any reason other than non-payment of premium.
     3.   We may deliver any notice of cancellation instead of mailing it.
          Proof of mailing any notice shall be sufficient proof of notice.
     4. If the policy is canceled, a return premium may be due. This refund will be promptly forwarded to the Sponsoring Organization. No refunds will be made by us to individual Named Insureds. Should the policy be canceled, at the request of the Sponsoring Organization, the amount to be refunded will be computed at 90% of pro-rata. However, making or offering to make the refund is not a condition of cancellation.

     Termination:

          Should an individual for ANY reason no longer qualify as a Named Insured as defined in the Policy Declarations or other provisions of this policy, coverage will cease at the annual anniversary date of the policy or cancellation date whichever comes first. Again, no refunds will be made by us to individual Named Insureds.

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

Bodily Injury means bodily injury, sickness or disease sustained by a person, including death resulting from any of these at any time.

Business Activity means any full or part time gainful employment, trade, profession, or occupation of the Insured, other than Farming as defined in the policy. Business Activity does not mean part time jobs of Insureds who are students under the age of 25 or activities which are ordinarily incidental to non-business pursuits.

Business Property means property on which a business is conducted and property, or any part of it, rented to others or held for rental.

Car means a land motor vehicle designed for travel on public roads or subject to motor vehicle registration, including trailers, or semi-trailers, farm tractors, trailers and implements.

Private Passenger Car means a private passenger, sports utility, mini-van, pick-up truck, station wagon, jeep type auto or motorcycle.

Your Car means any Car or motorcycle owned or hired by you, or loaned to you.

Farming means agricultural operations or the raising of animals which produced $5,000 or less in gross annual revenues.

                                                                   EXHIBIT 10(o)

Insured means:

     1.   you or any Relative:
     2.a  any person:
          (1)  using Your Car or watercraft, or
          (2)  having custody of any of your animals.
     2.b  such person must:
          (1) have your permission for such use of custody, and
          (2) limit the use of custody as you may require.
     3.   any other person or organization.
Coverage is only for the legal responsibility for acts or omissions of those persons for whom coverage is afforded above.

Named Insured(s) means individuals who are members of the group as defined in the Policy Declarations.

Net Loss means the sum actually paid or payable due to a claim for which the Insured is liable either by a settlement we agreed to or a final judgment. Such sums will include proper adjustment for recoveries and salvage.

Occurrence means an accident including continuous or repeated exposure to substantially the same conditions neither expected nor intended by the Insured except to protect persons or property.

Occupying means in, upon, getting in, on, out of or off.

Personal Injury means:
     1. bodily injury, shock, mental anguish, mental injury, sickness or disease, including death resulting therefrom;
     2. injury because of false arrest, detention or imprisonment, malicious prosecution, wrongful entry or eviction, humiliation, libel, slander, defamation of character or invasion of privacy.

Policy Period means the time the policy is in effect.

Policy Territory means anywhere in the world.

Property Damage means physical injury to or destruction of tangible property. This includes loss of use of such property.

Recreational Vehicle means a motorized land vehicle that:

     1.  is designed for recreational use off public roads; and
     2.  is not subject to motor vehicle registration.

This includes all-terrain vehicles, antique vehicles, classes of special interest vehicles, dune buggies, motor homes, replica vehicles, snowmobiles, motorscooters, trail bikes, mopeds, motorized bikes, mini-bikes and pedacycles. A golf cart is a Recreational Vehicle; except that for the purposes of underlying insurance, the Required Underlying Limit for golf carts is equivalent to the Required Underlying Limit for Homeowners Personal Liability in the Policy Declarations.

Relative means a person related to you by blood, marriage or adoption who is a resident of your household. This includes a ward or foster child, or child held in joint custody, or other person under the age of 25 who is in your care.

Required Underlying Limit means the minimum limits you are required to maintain in force for the types of insurance and exposures described in the Schedule of Required Underlying Limits in the Policy Declarations.

Retained Limit means the amount stated in the Policy Declarations, if underlying insurance does not cover the Occurrence, or an amount applying to specific circumstances outlined in items 3 and 4 of the Limits of Liability section of the policy.

Sponsoring Organization means the company, corporation, association, partnership or sole proprietorship which sponsors and defines the criteria for qualification as a Named Insured. For the purpose of this policy, the Sponsoring Organization shall be the agent of the Named Insured.

                                                                   EXHIBIT 10(o)

Uninsured Motor Vehicle means a car or motorcycle:
     1. for which no liability bond or policy applies at the time of the Occurrence;
     2. that is an Underinsured Motor Vehicle. An Underinsured Motor Vehicle is a car or motorcycle for which a Bodily Injury liability bond or policy applies at the time of an Occurrence but the amount paid under that bond or policy to an Insured is not enough to pay the full amount the Insured is legally entitled to recover as damages caused by the Occurrence.
     3. for which an insuring or bonding company denies coverage or is or becomes insolvent: or
     4. that is a hit-and-run vehicle and neither the driver nor owner can be identified. The vehicle must:
          (a)hit you or any Relative, Your Car or a vehicle you or any Relative are Occupying; or
          (b)cause an Occurrence resulting in Bodily Injury to you or any relative without hitting you, any Relative, Your Car or a vehicle you or any Relative are Occupying.

If there is no physical contact with the hit-and-run vehicle, the facts of the Occurrence must be proved. We will accept only competent evidence other than the testimony of a person making claims under this or any similar coverage.

However, Uninsured Motor Vehicle does not include any vehicle:
     1. owned or operated by a self-insurer under any applicable motor vehicle law except a self-insurer who is or becomes insolvent and cannot provide the amounts required by that motor vehicle law;
     2.   owned by a governmental unit or agency;
     3.   designed for use mainly off public roads while not on public roads; or
     4. owned by or furnished or available for the regular use of you or any Relative.

Wrongful Act means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done relative to the administration of this personal excess liability coverage provided to the Named Insured.



In Witness Whereof, we have caused this policy to be executed and attested, and, if required by state law, this policy shall not be valid unless countersigned by our authorized representative.



                    Secretary                 Chairman of the Board